UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2014

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2014, the Board of Directors (the “Board”) of International Flavors & Fragrances Inc. (the “Company”) approved an amendment to the Company’s By-laws (the “By-laws”), effective as of the same date. The principal change effected by the adoption of the amended By-laws was to require disclosure by directors and director nominees of compensation and voting arrangements with third parties in connection with service on the Board and for such directors and director nominees to represent and agree that they will comply with all applicable policies and guidelines of the Company, including those relating to corporate governance, conflict of interest, confidentiality, share ownership and trading policies.

The foregoing description is qualified in its entirety by the Company’s amended By-laws, which are attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3(ii)	By-laws of International Flavors & Fragrances Inc., effective as of February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Kevin C. Berryman
	Name:	Kevin C. Berryman
	Title:	Executive Vice President and Chief Financial Officer

Date: February 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	By-laws of International Flavors & Fragrances Inc., effective as of February 6, 2014.